UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota	55420
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 888-8801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Toro Company (the “Company”) held its 2012 Annual Meeting of Shareholders on March 20, 2012. The final results of the shareholder vote on the business brought before the meeting were as follows:

	For	Against/ Withheld	Abstain	Broker Non-Votes
Proposal One—Election of Directors to serve for a term of three years ending at the Company’s 2015 Annual Meeting of Shareholders

Janet K. Cooper	24,592,636	555,822	—	2,729,771

Gary L. Ellis	24,738,275	410,183	—	2,729,771

Gregg W. Steinhafel	24,468,236	680,222	—	2,729,771

Proposal Two—Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending October 31, 2012	27,598,801	236,173	43,255	—

Proposal Three—Advisory vote on executive compensation	23,777,340	775,232	595,886	2,729,771

Each of the directors in Proposal One was elected by the Company’s shareholders by the required vote and each of Proposals Two and Three was approved by the Company’s shareholders by the required vote.

Regarding the Company’s other directors, (i) each of Robert C. Buhrmaster, Robert H. Nassau and Christopher A. Twomey continue to serve as a director for a term ending at the Company’s 2013 Annual Meeting of Shareholders; and (ii) each of Jeffrey M. Ettinger, Katherine J. Harless and Michael J. Hoffman continue to serve as a director for a term ending at the Company’s 2014 Annual Meeting of Shareholders. As previously disclosed by the Company in Part II, Item 5 of its Quarterly Report on Form 10-Q for the quarterly period ended February 3, 2012, filed with the Commission on March 9, 2012, Inge G. Thulin resigned as a director effective following the meeting of the Board of Directors held on March 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: March 21, 2012	By	/s/ Timothy P. Dordell
Timothy P. Dordell Vice President, Secretary and General Counsel